Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in Post-Effective Amendment No.15 to Form N-1A Registration Statement of CCB Equity Fund of our report dated July 24, 2000, on the financial statements as of May 31, 2000 of CCB Equity Fund, included in or made part of this Registration Statement.

Arthur andersen llp

Boston, Massachusetts
July 24, 2000